UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2007
Date of Report (Date of earliest event reported)

CENTRUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 200, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3788
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        Entry Into A Material Definitive Agreement.

On September 24, 2007, Centrus Ventures Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Royal Mines Acquisition Corp. (“Centrus Sub”), the Company’s wholly owned subsidiary, Royal Mines Inc. (“Royal Mines”) and Kevin B. Epp, the Company’s sole executive officer and director, pursuant to which Royal Mines will merge with and into Centrus Sub, with Centrus Sub continuing as the sole surviving corporation (the “Merger”). Immediately following the merger of Royal Mines and Centrus Sub, the Company intends to merge Centrus Sub with and into the Company, with the Company as the surviving corporation (the “Second Merger”). As part of the Second Merger, the Company intends to change its name to “Royal Mines And Minerals Corp.”

Under the terms of the Merger Agreement, the Company will issue one share of the Company’s common stock in exchange for each outstanding share of common stock of Royal Mines. Royal Mines currently has 32,183,326 shares of common stock outstanding.

In addition, Mr. Epp will resign as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a director of the Company and will be replaced by William Charles Tao.

Closing of the Merger is subject to a number of conditions, including:

(a)

Kevin B. Epp surrendering 23,500,000 shares of the Company owned by him to the Company for cancellation in consideration of payment by the Company of $0.001 per share for an aggregate consideration of $23,500.

(b)

Royal Mines obtaining approval of its stockholders for the Merger Agreement and the holders of no more than two (2%) percent of the issued and outstanding shares of Royal Mines having exercised appraisal rights in accordance with Chapter 92A of Nevada Revised Statutes.

(c)	Royal Mines delivering the financial statements required under the Securities Exchange Act of 1934 and the United States Securities and Exchange Commission rules promulgated thereunder.

Unless waived, failure to meet these conditions would prevent closing of the Merger.

Royal Mines

Royal Mines is a private Nevada corporation engaged in mineral property exploration and development in Nevada and Arizona.

To date, Royal Mines has an interest in twenty-five mineral claims located south of Searchlight, Nevada. These mineral claims consist of: (i) a twenty year lease of one mineral claim; and (ii) an option to acquire a 87.5% interest in twenty four mineral claims. Each of the twenty four mineral claims is comprised of 160 acres, aggregating 3,840 acres.

In addition, Royal Mines has acquired a proprietary technology for lixivation of metals from ore utilizing thiourea stabilization.

SECTION 7 – REGULATION FD

ITEM 7.01        REGULATION FD DISCLOSURE

On September 27, 2007, the Company’s board of directors has approved amendments to two proposed concurrent private placements as follows:

U.S. Private Placement

The Company’s board of directors amended the terms of the US private placement offering approved on June 11, 2007 (the “US Offering”) as follows:

(a)

altering the offered securities from 5,000,000 shares to 7,500,000 units (the “Units”), with each unit consisting of one (1) share of common stock and one-half (1/2) share purchase warrant. Each whole warrant will entitle the holder to purchase an additional share of common stock at a price of $1.25 US per share for a period of two years from closing of the US Offering; and

(b)

reducing the commission payable to 7% in cash to licensed brokers or investment dealers or finders, where permitted by law, and warrants entitling them to purchase such number of shares as shall be equal to 10% of the number of Units placed by them, exercisable at a price of $1.25 US per share for a period of two years from closing of the US Offering.

Foreign Private Placement

The Company’s board of directors amended the terms of the foreign private placement offering approved on June 11, 2007 (the “Foreign Offering”) as follows:

(a)

altering the offered securities from 5,000,000 shares to 7,500,000 units (the “Units”), with each unit consisting of one (1) share of common stock and one-half (1/2) share purchase warrant. Each whole warrant will entitle the holder to purchase an additional share of common stock at a price of $1.25 US per share for a period of two years from closing of the Foreign Offering; and

(b)

reducing the commission payable to 7% in cash to licensed brokers or investment dealers or finders, where permitted by law, and warrants entitling them to purchase such number of shares as shall be equal to 10% of the number of Units placed by them, exercisable at a price of $1.25 US per share for a period of two years from closing of the Foreign Offering.

To date, no Units have been sold pursuant to the US private placement or the Foreign private placement and there is no assurance that the Company will complete any or all of the above private placements.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        Financial Statements And Exhibits

(c)        Exhibits

10.1	Agreement and Plan of Merger dated September 24, 2007 among the Company, Royal Mines Acquisition Corp., Royal Mines Inc. and Kevin B. Epp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUS VENTURES INC.

Date: September 27, 2007
	By:	/s/ Kevin B. Epp

KEVIN B. EPP
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer